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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11747) pertaining to the 1992 Amended and Restated Stock Option Plan, the 1996 Outside Directors Stock Option Plan and the 1996 Employee Stock Purchase Plan of Aspect Development, Inc. of our report dated January 23, 1997, with respect to the consolidated financial statements of Aspect Development, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.

                                                               ERNST & YOUNG LLP

Palo Alto, California
March 19, 1997